Exhibit 10.4

EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT

AND AMENDMENT NO. 3

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 3 (this “Agreement”) dated as of May 27, 2016 relating to the Credit Agreement dated as of February 2, 2015 (as amended by the Incremental Assumption Agreement and Amendment No. 1, dated May 19, 2015, and the Incremental Assumption Agreement and Amendment No. 2, dated February 1, 2016, and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Agreement, the “Amended Credit Agreement”) among PRESIDIO HOLDINGS INC. (“Holdings”), PRESIDIO IS LLC (as successor to Presidio IS Corp.) (“Intermediate Holdings”), PRESIDIO LLC (as successor of Presidio, Inc.) and PRESIDIO NETWORKED SOLUTIONS LLC (as successor of Presidio Networked Solutions, Inc.), as borrowers (collectively, the “Borrowers”), certain subsidiaries of Holdings, as Subsidiary Loan Parties, the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS:

WHEREAS, the Borrowers hereby request an Incremental Term Loan in an aggregate principal amount of $140,000,000 (the “May 2016 Incremental Term Loan”) pursuant to Section 2.21(a) of the Credit Agreement, the Net Proceeds of which will be used to refinance in full (the “Refinancing”) the existing credit facilities (the “GS Facilities”) under the Credit Agreement, dated as of February 1, 2016, among the Borrowers and Presidio Infrastructure Solutions LLC, as borrowers, Holdings, Intermediate Holdings, the lenders from time to time party thereto, Goldman Sachs Specialty Lending Group, L.P., as administrative agent for the lenders and as collateral agent and for working capital and other general corporate purposes, and that the Credit Agreement be amended to reflect the foregoing, including by increasing the aggregate principal amount of the Term Loans under the Credit Agreement to reflect the incurrence of such May 2016 Incremental Term Loan; and

WHEREAS, the entity listed on Schedule I hereto (the “Incremental Term Lender”) has agreed, on the terms and conditions set forth herein and in the Amended Credit Agreement, to provide the amount of the May 2016 Incremental Term Loan set forth opposite its name under the heading “Incremental Term Loan Commitment” on Schedule I hereto (the “Incremental Term Loan Commitment”).

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Amended Credit Agreement.

SECTION 2. May 2016 Incremental Term Loan.

(a) Subject to the terms and conditions set forth herein, the Incremental Term Lender agrees to make an Incremental Term Loan to the Borrowers on the May 2016 Incremental Effective Date (as defined below) in a principal amount not to exceed its Incremental Term Loan Commitment. Unless previously terminated, the Incremental Term Loan Commitment shall terminate at 5:00 p.m., New York City time, on the May 2016 Incremental Effective Date.

(b) With effect from the May 2016 Incremental Effective Date, the May 2016 Incremental Term Loan shall be a “Term B Loan” and the Incremental Term Lender shall be a Lender with an outstanding Term B Loan.

(c) The May 2016 Incremental Term Loan made on the May 2016 Incremental Effective Date shall be net funded with an original issue discount of 99.5% of the aggregate principal amount thereof; provided that such discount may, at the election of Credit Suisse Securities (USA) LLC (the “Lead Arranger”), be taken in the form of an upfront fee paid to the Incremental Term Lender on the May 2016 Incremental Effective Date, and except as set forth in this clause (c), the May 2016 Incremental Term Loan shall have the same terms as the Term B Loans:

SECTION 3. Certain Consents and Agreements.

(a) The parties hereto hereby agree that, for all purposes under the Amended Credit Agreement and the other Loan Documents, (i) the Incremental Term Loan Commitment will constitute Commitments, Term B Loan Commitments and Incremental Commitments, (ii) the May 2016 Incremental Term Loan will constitute Loans, Term Loans and Incremental Term Loans, (iii) the Incremental Term Lender will be a Lender, a Term Facility Lender and an Incremental Term Lender and (iv) the May 2016 Incremental Term Loan and the Term Loans funded under the Credit Agreement prior to the May 2016 Incremental Effective Date shall collectively constitute the one and the same Class of Term Loans.

(b) The parties hereto hereby agree that, notwithstanding anything in the Credit Agreement to the contrary,

(i)	the initial Interest Period with respect to the May 2016 Incremental Term Loan shall commence on the May 2016 Incremental Effective Date and end on the date(s) necessary (as determined by the Administrative Agent) to ensure that such May 2016 Incremental Term Loan is included in the same Class as the Term Loans funded under the Credit Agreement prior to the May 2016 Incremental Effective Date; and

(ii)	the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the May 2016 Incremental Term Loan is included in the same Class as the Term Loans funded under the Credit Agreement prior to the May 2016 Incremental Effective Date and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

(c) Each of the Borrowers and the other Loan Parties hereby consents to the provisions of this Section 3.

SECTION 4. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“May 2016 Incremental Assumption Agreement” means the Incremental Assumption Agreement and Amendment No. 3, dated as of May 27, 2016 among the Borrowers, Intermediate Holdings, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“May 2016 Incremental Effective Date” means the first date when each of the conditions under Section 6 of the May 2016 Incremental Assumption Agreement have been met.

(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrowers pursuant to Section 2.01(a) and the 2015 Incremental Assumption Agreement, and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lender to the Borrowers pursuant to Section 2.01(c), including the Incremental Term Loans made pursuant to the 2016 Incremental Assumption Agreement and pursuant to the May 2016 Incremental Assumption Agreement.

(c) Section 2.10(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) the Borrowers shall repay Term B Loans (including the Incremental Term Loan made on the 2016 Incremental Effective Date and the Incremental Term Loan made on the May 2016 Incremental Effective Date) on the last day of each March, June, September and December of each year (commencing on the last Business Day of June 2016) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of such Term B Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to $1,854,007.65, and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B Loans outstanding.

SECTION 5. Representations of Each Borrower. Each Borrower represents and warrants that:

(a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the May 2016 Incremental Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no Event of Default or Default has occurred and is continuing on and as of the May 2016 Incremental Effective Date after giving effect hereto and to the extension of credit requested to be made on the May 2016 Incremental Effective Date;

(c) immediately after giving effect to the transactions contemplated hereunder on the May 2016 Incremental Effective Date, (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the May 2016 Incremental Effective Date; and

(d) as of the May 2016 Incremental Effective Date, immediately after giving effect to the consummation of the transactions contemplated hereunder, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 6. Conditions. This Agreement shall become effective as of the first date (the “May 2016 Incremental Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from each Loan Party, the Incremental Term Lender and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b) the Administrative Agent shall have received any required notice of borrowing of Incremental Term Loans pursuant to Section 2.03 of the Credit Agreement;

provided, in each case, that such notice of borrowing shall be delivered in accordance the time periods specified in Sections 2.10(d) and 2.03, as applicable, of the Credit Agreement or such shorter period as the Administrative Agent may agree;

(c) the representations and warranties set forth in Section 5 above shall be true and correct as of the May 2016 Incremental Effective Date;

(d) the Administrative Agent shall have received a certificate, dated the May 2016 Incremental Effective Date and executed by the Chief Financial Officer or any Responsible Officer with reasonably equivalent responsibilities and duties of each Borrower, confirming the accuracy of the representations and warranties set forth in Section 5 above;

(e) the Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (A) Wachtell, Lipton, Rosen & Katz, as New York and Delaware special counsel for the Loan Parties, and (B) McGuireWoods LLP, as Florida and Georgia counsel for the Loan Parties, in each case (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;

(f) the Administrative Agent shall have received customary closing certificates and documentation consistent with those delivered on the Closing Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Incremental Term Loan contemplated hereby is secured by the Collateral ratably with the existing Term B Loans and Revolving Facility Loans;

(g) the Refinancing shall occur substantially simultaneously with the Borrowing of the May 2016 Incremental Term Loan and any guaranties, Liens and security interests relating to the GS Facilities shall have been, or will be simultaneously or substantially concurrently with the funding of the May 2016 Incremental Term Loan, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made); and

(h) any fees and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) owing by the Borrower to the Administrative Agent and invoiced prior to the date hereof shall have been paid in full (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the May 2016 Incremental Term Loan, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement or the May 2016 Incremental Term Loan).

SECTION 7. KYC Requirements. To the extent reasonably requested by the Administrative Agent in connection with the primary syndication of the Incremental Term Loan Commitment, the Loan Parties will provide any reasonably requested information for the Lenders (or potential Lenders) necessary to comply with the USA PATRIOT Act or any similar “know your customer” law applicable to such Lenders or potential Lenders.

SECTION 8. Lead Arranger. The Loan Parties and the Lenders party hereto agree that the Lead Arranger in respect of the May 2016 Incremental Term Loan, shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers pursuant to Sections 9.04 and 9.05 of the Amended Credit Agreement and, except as otherwise agreed to in writing by the Borrowers, Holdings and the Administrative Agent, shall have no duties, responsibilities or liabilities in such capacity with respect to this Agreement, the Amended Credit Agreement or any other Loan Document.

SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

SECTION 10. Confirmation of Guaranties and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of such Loan Party under the Amended Credit Agreement (including with respect to the May 2016 Incremental Term Loan) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Loan Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Loan Party pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as increased hereby.

SECTION 11. Consent. Each Borrower and the Administrative Agent (to the extent required by the Amended Credit Agreement) hereby consent to the assignment of the May 2016 Incremental Term Loan held by the Incremental Term Lender on the date hereof; provided, that each such Borrower consents to such assignment only to the extent that (i) the amount and relevant assignee of each such assignment has been disclosed by the Administrative Agent to such Borrower on or prior to the date hereof and (ii) such assignment is made within 90 days of the date hereof.

SECTION 13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 14. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Amended Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the May 2016 Incremental Term Loan, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement or the May 2016 Incremental Term Loan). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRESIDIO HOLDINGS INC. PRESIDIO IS LLC PRESIDIO LLC PRESIDIO NETWORKED SOLUTIONS LLC PRESIDIO TECHNOLOGY CAPITAL, LLC PRESIDIO NETWORKED SOLUTIONS GROUP, LLC PRESIDIO INFRASTRUCTURE SOLUTIONS LLC

By:	/s/ Paul D. Fletcher
	Name:	Paul D. Fletcher
	Title:	Executive Vice President and Chief
Financial Officer, and Assistant
Secretary

3rd AVE. CREATIVE MARKETING & BRANDING LLC

By:	Presidio Networked Solutions LLC, as Sole Member

By:	/s/ Paul D. Fletcher
	Name:	Paul D. Fletcher
	Title:	Executive Vice President and Chief
Financial Officer, and Assistant
Secretary

[Signature Page to Incremental Assumption Agreement and Amendment No. 3]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: ROBERT HETU
Title: AUTHORIZED SIGNATORY

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

[Signature Page to Incremental Assumption Agreement and Amendment No. 3]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, Incremental Term Lender

By:	/s/ Robert Hetu
Name: ROBERT HETU
Title: AUTHORIZED SIGNATORY

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

[Signature Page to Incremental Assumption Agreement and Amendment No. 3]

Schedule I

INCREMENTAL TERM LOAN COMMITMENTS

Incremental Term Lender	Incremental Term Loan Commitment
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$140,000,000

Total	$140,000,000